UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 28, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 28, 2024, American Electric Power Company, Inc. (“AEP”) amended and restated two existing credit agreements: (i) a two-year $1,000,000,000 facility due in March 2025 was amended and restated to become a three-year facility due in March 2027, and (ii) a five-year $4,000,000,000 facility due in March 2027 was amended and restated to become a five-year $5,000,000,000 facility due in March 2029 (each a “Credit Agreement” and, collectively, the “Credit Agreements”). Each Credit Agreement is among AEP, the certain respective Lenders named therein, and Wells Fargo Bank, National Association, as Administrative Agent.

Borrowings and letters of credit issued under the Credit Agreements are subject to a variable interest rate and are available upon customary terms and conditions for facilities of this type. The Credit Agreements contain certain covenants and require AEP to maintain its percentage of debt to total capitalization at a level that does not exceed 67.5%. The method for calculating outstanding debt and other capital is contractually defined in the Credit Agreements. Nonperformance by AEP of any covenant could result in an event of default under either Credit Agreement. The acceleration of AEP’s payment obligations, or the obligations of certain of its respective subsidiaries, prior to maturity under any other agreement or instrument relating to debt outstanding in excess of $100 million would cause an event of default under each Credit Agreement and permit the lenders to declare AEP’s outstanding amounts payable. The Credit Agreements do not permit the lenders to refuse a draw on either facility if a material adverse change occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

March 28, 2024